Exhibit 99.1
FOR IMMEDIATE RELEASE
SeraCare Life Sciences, Inc. to Build State-of-the-Art Research and Manufacturing
Campus in Milford, MA
MILFORD, MA, October 4, 2007—SeraCare Life Sciences, Inc. (Pink Sheets: SRLS) today announced that it has committed to the build-out of a 60,000 square-foot cutting-edge research and manufacturing facility in Milford, Massachusetts. The new campus expands upon space currently occupied by the Company at the Milford site. When renovations are complete, the facility will house SeraCare’s entire Massachusetts operations of 130 employees, including the Company’s corporate headquarters, currently located in West Bridgewater, MA. SeraCare provides vital products and services to the biopharmaceutical industry to facilitate the discovery, validation and production of human diagnostics and therapeutics.
“The move is a critical next step in SeraCare’s growth strategy to address the demand for new and emerging products and services for the healthcare industry,” said Susan Vogt, President and CEO. “The new campus dramatically increases our manufacturing capabilities of products for biopharmaceutical and in vitro diagnostics companies and our customers and employees will benefit from the organizational synergies created by unifying key functions and teams in one location.”
The Milford campus will house product development, sales and marketing, central warehousing and global distribution, customer service and corporate headquarters. The campus will include manufacturing suites, quality testing labs, a sterile fill suite, an upgraded water system and protein purification capabilities. The facility meets the industry’s highest quality standards. It currently operates under the Food and Drug Administrations current Good Manufacturing Practices (cGMP) and is ISO 9001:2000 certified by the International Organization for Standardization, an international body that sets specifications and criteria to be applied consistently in the manufacture and supply of products. A ten-year lease was signed for the site and SeraCare has first-right-of-refusal as additional space becomes available on the campus.
SeraCare also operates facilities in Gaithersburg and Frederick, MD. The Gaithersburg facility provides a broad range of research support services to government and commercial customers, including virology and molecular services such as DNA and RNA isolations and characterizations. In June of this year, a 10-year lease was signed for the site and the Company began upgrading the facility to improve process flow between the services and manufacturing departments. Renovations include the creation of separate shipping and receiving areas, a centralized raw material quarantine and storage area and the installation of additional HVAC (heating, ventilation and air-conditioning). The second facility in Frederick, MD is a state-of-the-art biobank that houses more than 17 million biological specimens stored at temperatures ranging from -196 degrees Celsius (liquid nitrogen) to 25 degrees Celsius for government and commercial customers.
About SeraCare Life Sciences, Inc.:
SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, validation and production of human diagnostics and therapeutics. The Company’s innovative portfolio includes plasma-derived reagents and molecular biomarkers, diagnostic controls, biobanking and contract research services. SeraCare’s quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated healthcare industry.
Forward Looking Statement:
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All statements regarding SeraCare’s expected future financial position, results of operations, cash flows, financial plans, business strategy, capital expenditures, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,’ “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from SeraCare’s expectations. Factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, results of litigation, government investigations, the availability of financing, actions of SeraCare’s competitors and changes in general economic conditions. Many of these factors are outside of SeraCare’s control. SeraCare does not undertake a duty to update any forward-looking statements contained herein.
Contact:
Gregory Gould
SeraCare Life Sciences, Inc.
508-580-1900 x2153
Sarah Cavanaugh
MacDougall Biomedical Communications
508-647-0209